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                                    EXHIBIT 10.21

                             EMPLOYMENT AGREEMENT BETWEEN

                          HOMELIFE, INC. AND ANDREW CIMERMAN
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                                 EMPLOYMENT AGREEMENT


     This employment agreement (the "Agreement") is made effective as of October 25, 1995 (the "Effective Date"), by and between HomeLife, Inc. (the "Employer") with head offices located at 4100 Newport Place, Suite 730, Newport Beach, CA 92660 and Andrew Cimerman (the "Employee").

                                       Recitals

     WHEREAS the Employer is desirous of employing the Employee upon the following terms and conditions;

     AND WHEREAS the Employee has agreed to enter into the employment of the Employer and for other good and valuable consideration, the parties hereto agree as follows;

                                      AGREEMENT

A.   EMPLOYMENT OF EMPLOYEE

10   TERM OF AGREEMENT.  This relationship shall be established for a period of give (5) years, with option for a additional five year period at the sole option of the Employee. Nothing precludes Employer or Employee from extending or modifying this Agreement subsequently in a mutually agreeable contract, signed by those parties at a future date.

11   RUNNING THE BUSINESS.  The Employee acknowledges that his primary responsibility is the running of the Business. The Employee shall receive directions from and carry out the instructions of the Board of Directors.

12   DIRECTION OF THE BOARD OF DIRECTORS.  The Employee shall abide by the decisions and take direction from the Board of Directors.

B.   EMPLOYMENT PRACTICES

1    INDEMNIFICATION.  The Employee shall indemnify and save the Employer harmless from and against all losses, costs, charges, damages and expenses which the Employer may at any time sustain or suffer on account of the misconduct, negligence, misrepresentation, dishonesty or default of the Employee.

2    EMPLOYEE LIABILITY.  Where, under the terms of this Agreement, the Employee shall have no liability to the Employer beyond those incurred in the his normal course of work.



C.   VACATION SICKNESS

1    VACATION.  The Employee shall be entitled to such vacation as he determines.

2    SICKNESS.  If the Employee shall be entitled to such sick days as he determines.

D.   REMUNERATION

1    REMUNERATION.  The Employee shall be paid remunerated according to Schedule
A.

2    INCURRING EXPENSES.  The Employer herein agrees and acknowledges that the
Employee will incur expenses directly relating to the performance of his duties, ie: motor vehicle, cellular telephone, pager entertainment, personal computer and home office, and herein agrees to reimburse the Employee for these expenses.


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E.   TERMINATION

1    TERMINATION OF EMPLOYEE.  Employee may not terminate this Agreement without cause. Employee may terminate this Agreement immediately with cause. For purposes of this Agreement, "cause" for termination by Employee shall be: (a) a breach by Employer of any material covenant or obligation hereunder, not cured after sixty (60) day notice to Employer; (b) the voluntary or involuntary dissolution of Employer; or (c) any merger or consolidation in which Employer is not the surviving or resulting corporation.

2    TERMINATION BY EMPLOYER.  Employer may not terminate this Agreement without cause. Employer may terminate this Agreement for cause at any time without notice. For purposes of this Agreement, the term "cause" shall be: (a) any felonious conduct or material fraud by Employee in connection with Employer or otherwise; (b) any embezzlement or misappropriation of funds or property of Employer by Employee; (c) any material of or material failure to perform any covenant or obligation under this Agreement; (d) gross negligence by Employee;
(e) the consistent refusal by Employee to perform his material duties and obligations hereunder; or (f) Employee's willful and intentional misconduct in the performance of his material duties and obligations, in each case after written thirty (30) notice to Employee specifying the cause for termination, and in the case of the causes described in (c) and (e) above, the passage of not less than thirty (30) days after receipt of such notice, during which time shall have the right to respond to Employer's notice and cure the breach of other event giving rise to the termination. In the event that Employee is able to cure, this Agreement shall continue in full force and effect. The termination of a particular Employee shall not necessarily have any impact on other Employees in compliance with this Agreement.

3    CLAIM FOR DAMAGES.  Upon any termination of the Employee in accordance with the terms of this Agreement, the Employee shall have no claim against the Employer for damages or otherwise and the Employer has no further obligation or liability to the Employee except to pay him for such services as may have been performed up to the date of termination of this Agreement as provided herein to be paid within two (2) weeks together with unearned vacation pay and severance pay in accordance with the Employment Standards Act.

4    RETURN OF INFORMATION.  On the day of the termination of the Employee's employment, the Employee shall return to the Employer all copies of any forms or sales literature or other information acquired by or loaned to the Employee while employed by the Employer.

F.   GENERAL

1    TERMINATION OF ORAL AGREEMENTS.  Any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the employment of the Employee by the Employer are hereby terminated and canceled and each of the parties hereto hereby releases and forever discharges the other party hereto of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreement.

2    NOTICE.  Any notice, Payment or other delivery to be given or made hereunder shall be sufficiently made if in writing and mailed by prepaid registered post or delivered to the party to whom it is addressed as follows:

If the Employer:

HomeLife, Inc.
4100 Newport Place, Suite 730
Newport Beach, CA 92660

If the Employer:


Any notice, payment or delivery so given or made shall be deemed to have been given or made on the day of delivery or, if mailed, on the second business day following the date of mailing.


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3    ENTIRE AGREEMENT.  The Employer and the Employee agree that this is the entire Agreement (together with Schedules A hereto) between the parties hereto and there are no other terms, conditions, representations, collateral agreements or otherwise relating to the same.

4    SEVERABILITY.  In the event that any covenant, provision or term of this
Agreement is determined by any competent tribunal to be void or unenforceable in whole or in part, then the Agreement shall not fail but the covenant, provision or term shall be deemed to be severable from the remainder of this Agreement which shall remain and continue in full force and effect.

5    INTERPRETATION.  The headings set forth in this Agreement are for convenience of reference only and shall not effect the interpretation hereof.

6    GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the law of the State of California int he United States of America, and shall be treated in all respects as a California contract.

7    ENURE OF BENEFITS.  The provisions hereof, where the context permits, shall enure to the benefit of and be binding upon the heirs, executors, administrators, and legal personal representatives of the Employee and the successors and assigns of the Employer respectively.

When the context so requires or permits the masculine gender should be read as if the feminine were expressed.

8    COUNTERPARTS.  This Agreement may be executed in one or more counterparts by Employees, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

9    MODIFICATION.  No change, modification, addition, or amendment to this
Agreement shall be valid unless in a writing signed by all the parties hereto.

10   SEVERABILITY.  In any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

11   REPRESENTATION.  Due tot he complexities of this Agreement, Employees have been advised to seek the services of competent solicitor/attorney counsel; and the signing of this Agreement and each of them.

12   ATTORNEY'S FEES.  Except as otherwise provided herein, if a dispute should arise between the parties, including but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorney's fees exclusive of such amount of attorney's fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement on the ____ day of ______________ 1995.

Employee                           Employer


  /s/ Andrew Cimerman                /s/ Andrew Cimerman
-----------------------            -----------------------
    Andrew Cimerman                    HomeLife, Inc.


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                                   APPENDIX A

The Employer shall remunerate the Employee according to the following schedule.

1) If the bid price for the common stock of HomeLife, Inc. is above $4.00 per share every trading day for a period of 3 calendar months, the Employee shall receive a salary of $100,000 per year paid semi-monthly.

2) If a bid price for the common stock of HomeLife, Inc. is above $5.00 per share every trading day for a period of 3 calendar months, the Employee shall receive a salary of $200.00 per year paid semi-monthly.

3) If the bid price for the common stock of HomeLife, Inc. is above $6.00 per share every trading day for a period of 3 calendar months, the Employee shall receive a salary of $300,000 per year paid semi-monthly.

4) The Board of Directors can award a bonus to the Employee at any time at its own discretion.

5) In addition to Salary, Employee shall receive fringe benefits commensurate with the amount of the salary.


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